Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Announces Profitable Second Quarter

RALEIGH, N.C., July 21, 2009 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported net income of $1.3 million for the quarter ended June 30, 2009 compared to net income of $2.2 million for the quarter ended June 30, 2008. After dividends and accretion on preferred stock issued under the Capital Purchase Program of $0.6 million, net income available to common shareholders was $0.8 million, or $0.07 per diluted share, for the second quarter of 2009 compared with $2.2 million, or $0.20 per diluted share, for the same period one year ago. The second quarter results reflect improved net interest income and increased noninterest income which partially offset a higher provision for loan losses and increased noninterest expense.

“Despite the current recessionary environment, Capital Bank realized significant net interest margin improvement and a return to profitability during the second quarter,” stated B. Grant Yarber, president and CEO. “Capital Bank management continues to focus on asset quality and margin management. Through highly disciplined margin controls and a more rational competitive pricing landscape for customer deposits, our taxable equivalent net interest margin increased 45 basis points from the prior quarter in 2009. While we continue to face a difficult economy, we are encouraged by the positive trends in our net interest margin. We remain cautiously optimistic that an improved net interest margin will have a positive impact on future earnings.”

Net interest income increased by $1.2 million for the quarter ended June 30, 2009 from the same quarter one year ago. This improvement was due to an increase in net interest margin by 3 basis points, from 3.14% for the second quarter of 2008 to 3.17% for the second quarter of 2009, coupled with an 11% growth in average earning assets over the same periods. Net interest margin benefited from a significant decline in the cost of interest-bearing liabilities. Rates on total interest-bearing customer deposits fell 75 basis points, from 3.11% for the second quarter of 2008 to 2.36% for the second quarter of 2009. Additionally, rates on borrowed funds dropped 38 basis points, from 4.01% to 3.63% over the same period. Partially offsetting declining funding costs was a drop in loan yields largely due to steps taken by the Federal Reserve to revive an ailing national economy last year. One result of the many policy actions taken by the Federal Reserve was a cut in the prime rate by 400 basis points during 2008, which negatively impacted yields on Capital Bank’s prime-based loan portfolio. This rapid decline in rates decreased loan yields from 6.23% for the second quarter of 2008 to 5.43% for the second quarter of 2009.

Provision for loan losses for the quarter ended June 30, 2009 totaled $1.7 million, an increase of $842 thousand from the same period one year ago. The increase in the provision was partially due to loan growth of $115.2 million, or 10%, from June 30, 2008, but the increase was also driven by continued deteriorating economic conditions and weakness in the local real estate markets which resulted in downgrades to the credit ratings of certain loans in the portfolio. Management continues to thoroughly review its loan portfolio and the adequacy of its allowance for loan losses.

Past due loans as a percent of total loans increased to 1.17% at June 30, 2009 from 1.09% at December 31, 2008 and 0.78% at June 30, 2008. However, this past due ratio decreased during the second quarter of 2009, falling from 1.34% at March 31, 2009 to 1.17% at June 30, 2009. Nonperforming assets, which include loans on nonaccrual and other real estate owned, increased to 1.40% as a percent of total assets at June 30, 2009 compared to 0.63% at December 31, 2008 and 0.37% at June 30, 2008. As a result of the weakening credit quality experienced, the Company increased the allowance for loan losses to 1.44% of total loans at June 30, 2009 compared to 1.18% at both December 31, 2008 and June 30, 2008. The allowance for loan losses was 100% of nonperforming loans at June 30, 2009, a decline from 162% at December 31, 2008 and 267% at June 30, 2008.

“Weakness in the residential and commercial real estate markets from the global recession and credit crisis continues to severely impact the financial health and stability of many businesses within the communities we serve. While we believe our markets remain some of the most resilient in the country, the Company again took steps to increase the provision for loan losses compared to the same quarter one year ago,” commented Mr. Yarber. “Despite the difficult economic conditions, our practice of working proactively with borrowers and dealing with problem loans has enabled Capital Bank to maintain credit quality that is superior to peer banks and other banks across the country. In fact, our nonperforming assets to total assets ratio of 1.40% at June 30, 2009 is significantly better than reported regional and national averages. While higher loan loss provisions have negatively impacted our earnings in recent quarters, we continue to believe our asset quality will position us well to take advantage of a future market recovery.”

Loans grew by $39.0 million during the first half of 2009 while deposits increased by $65.5 million. Much of the loan growth occurred in the Triangle region of North Carolina, which we believe continues to present quality growth opportunities in certain sectors. On the deposit side, checking and savings accounts increased $41.2 million during the six months ended June 30, 2009 as Capital Bank continued to emphasize growth in these critical product areas. Time deposits also increased $30.9 million over the same period while money market accounts declined by $6.5 million.

“Despite significant economic uncertainty, we have continued lending to qualified borrowers within the communities we serve as evidenced by our loan growth in the first half of 2009,” stated Mr. Yarber. “We are committed to doing our part to ensure that capital remains available to qualified borrowers in our markets while maintaining prudent lending standards that we believe to be in the best interests of the Company and its shareholders.”

Noninterest income increased $722 thousand, or 24%, in the second quarter of 2009 compared to the same period one year ago. Included in this increase was a nonrecurring gain recorded during the quarter of $913 thousand from the collection of bank-owned life insurance policy proceeds. Additionally, the Company recorded a $336 thousand net gain from the sale of certain debt securities in the second quarter of 2009 compared to a $69 thousand net gain on the sale of debt securities in the same quarter one year ago. Partially offsetting these gains was a $307 thousand decrease in service charge income and a $189 thousand decrease in other loan fees. Service charge income, which includes overdraft and non-sufficient funds charges, dropped primarily from a decline in consumer spending during the current economic recession.

Noninterest expense increased $2.5 million, from $10.0 million during the second quarter of 2008 to $12.5 million during the second quarter of 2009. This increase included higher FDIC deposit insurance expense of $998 thousand over the quarters under comparison, of which $750 thousand was related to accrual of the FDIC’s mandatory special assessment imposed on all insured financial institutions for the purpose of re-funding its reserves. The majority of the remaining $248 thousand increase in deposit insurance expense was due to increases in rates as the FDIC continued to increase insurance premiums to cover higher monitoring costs and claims. Further, salaries and employee benefits as well as occupancy costs increased a combined $978 thousand primarily due to additional costs incurred as new branches were opened during the past year in Asheville and Clayton in addition to the four branches purchased in the Fayetteville market in December 2008. Also partially contributing to this increase were nonrecurring costs incurred for the planned closing of two branches as part of a consolidation strategy in the Triad market as the Company continues to improve the efficiency of its branch network. The planned branch consolidation added $68 thousand and $127 thousand to employee benefits and occupancy expense, respectively, during the quarter ended June 30, 2009. Directors fees increased $288 thousand largely from an accelerated payout of deferred compensation benefits related to a former director.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (4), Cary, Clayton, Fayetteville (3), Graham (2), Hickory, Mebane, Morrisville, Oxford, Parkton, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

###

CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
(In thousands except per share data)

Interest income	$20,755	$21,283	$40,420	$44,001
Interest expense	8,591	10,355	18,075	22,164
Net interest income	12,164	10,928	22,345	21,837
Provision for loan losses	1,692	850	7,678	1,415
Net interest income after provision for loan losses	10,472	10,078	14,667	20,422
Noninterest income	3,724	3,002	5,830	5,242
Noninterest expense	12,465	9,996	24,029	19,614
Income (loss) before taxes	1,731	3,084	(3,532)	6,050
Income tax expense (benefit)	382	869	(418)	1,668
Net income (loss)	$1,349	$2,215	$(3,114)	$4,382

Earnings (loss) per common share – basic	$0.07	$0.20	$(0.38)	$0.39
Earnings (loss) per common share – fully diluted	$0.07	$0.20	$(0.38)	$0.39
Weighted average shares outstanding:
Basic	11,448	11,310	11,430	11,300
Fully diluted	11,448	11,324	11,430	11,315

End of Period Balances
(Unaudited)	2009		2008
	June 30	March 31	December 31(a)	September 30	June 30
(Dollars in thousands except per share data)

Total assets	$1,695,342	$1,665,611	$1,654,232	$1,594,402	$1,592,034
Investment securities	268,224	286,310	278,138	244,310	246,468
Loans (gross)	1,293,340	1,277,064	1,254,368	1,194,149	1,178,157
Allowance for loan losses	18,602	18,480	14,795	14,017	13,910
Total earning assets	1,615,164	1,580,140	1,559,256	1,444,727	1,435,020
Deposits	1,380,842	1,340,974	1,315,314	1,197,721	1,182,615
Shareholders’ equity	143,306	142,674	148,514	166,521	165,731

Book value per common share	$9.03	$8.97	$9.54	$14.83	$14.76
Tangible book value per common share	$8.74	$8.66	$9.20	$9.26	$9.16

(a) Derived from audited consolidated financial statements

Average Quarterly Balances
(Unaudited)	2009		2008
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands)

Total assets	$1,665,387	$1,659,767	$1,620,817	$1,574,810	$1,578,357
Investments	279,607	289,368	246,658	245,408	256,406
Loans (gross)	1,285,571	1,265,438	1,213,027	1,176,491	1,166,795
Total earning assets	1,588,502	1,574,017	1,473,422	1,425,516	1,433,099
Deposits	1,324,507	1,307,827	1,238,343	1,164,362	1,148,671
Shareholders’ equity	145,216	149,285	171,227	166,570	170,945

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2009		2008
	June 30	March 31	December 31	September 30	June 30
(In thousands except per share data)

Net interest income	$12,164	$10,181	$9,932	$10,827	$10,928
Provision for loan losses	1,692	5,986	1,701	760	850
Net interest income after provision for loan losses	10,472	4,195	8,231	10,067	10,078
Noninterest income	3,724	2,106	2,297	3,513	3,002
Noninterest expense	12,465	11,564	76,286	10,763	9,996
Income (loss) before taxes	1,731	(5,263)	(65,758)	2,817	3,084
Income tax expense (benefit)	382	(800)	(3,680)	805	869
Net income (loss)	$1,349	$(4,463)	$(62,078)	$2,012	$2,215

Earnings (loss) per common share – basic	$0.07	$(0.45)	$(5.50)	$0.18	$0.20
Earnings (loss) per common share – fully diluted	$0.07	$(0.45)	$(5.50)	$0.18	$0.20
Weighted average shares outstanding:
Basic	11,448	11,293	11,309	11,302	11,310
Fully diluted	11,448	11,293	11,309	11,313	11,324

Quarterly Net Interest Margin*
(Unaudited)	2009		2008
	June 30	March 31	December 31	September 30	June 30

Yield on earning assets	5.34%	5.17%	5.51%	5.94%	6.07%
Cost of interest-bearing liabilities	2.50	2.80	3.05	3.12	3.24
Net interest spread	2.84	2.37	2.46	2.82	2.83
Net interest margin	3.17	2.72	2.78	3.13	3.14

*Annualized and on a fully taxable equivalent basis

Nonperforming Assets
(Unaudited)	2009		2008
	June 30	March 31	December 31(a)	September 30	June 30
(Dollars in thousands)

Commercial	$6,635	$6,231	$4,682	$4,343	$3,650
Construction	11,336	10,259	3,843	1,570	418
Consumer	32	33	92	25	42
Home equity	140	96	275	275	515
Residential mortgage	387	389	223	198	582
Total nonperforming loans	18,530	17,008	9,115	6,411	5,207
Other real estate owned	5,170	3,616	1,347	1,019	663
Total nonperforming assets	$23,700	$20,624	$10,462	$7,430	$5,870

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.
(a) Derived from audited consolidated financial statements

CAPITAL BANK CORPORATION
Key Ratios
(Unaudited)	2009		2008
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands)

Past due loans	$15,196	$17,064	$13,642	$8,933	$9,239
Past due loans as a percent of total loans	1.17%	1.34%	1.09%	0.75%	0.78%

Net charge-offs	$1,570	$2,301	$1,768	$653	$503
Net charge-offs as a percent of average loans (annualized)	0.49%	0.73%	0.58%	0.22%	0.17%
Allowance for loan losses as a percent of total loans	1.44%	1.45%	1.18%	1.17%	1.18%
Nonperforming assets as a percent of total assets	1.40%	1.24%	0.63%	0.47%	0.37%
Allowance for loan losses as a percent of nonperforming loans	100%	109%	162%	219%	267%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2009 and December 31, 2008
	June 30, 2009	December 31, 2008
(Dollars in thousands except share data)	(Unaudited)

Assets
Cash and due from banks:
Interest-earning	$53,590	$26,621
Noninterest-earning	19,094	27,705
Federal funds sold and short term investments	10	129
Total cash and cash equivalents	72,694	54,455
Investment securities – available for sale, at fair value	263,845	272,944
Investment securities – held to maturity, at amortized cost	4,379	5,194
Loans – net of unearned income and deferred fees	1,293,340	1,254,368
Allowance for loan losses	(18,602)	(14,795)
Net loans	1,274,738	1,239,573
Premises and equipment, net	24,170	24,640
Bank-owned life insurance	22,398	22,368
Deposit premium, net	3,282	3,857
Deferred income tax	9,116	9,342
Accrued interest receivable	6,191	6,225
Other assets	14,529	15,634
Total assets	$1,695,342	$1,654,232

Liabilities
Deposits:
Demand, noninterest-bearing	$130,567	$125,281
Savings and interest-bearing checking	209,622	173,711
Money market deposit accounts	206,259	212,780
Time deposits less than $100,000	503,476	509,231
Time deposits $100,000 and greater	330,918	294,311
Total deposits	1,380,842	1,315,314
Repurchase agreements and federal funds purchased	10,589	15,010
Borrowings	117,000	132,000
Subordinated debentures	30,930	30,930
Other liabilities	12,675	12,464
Total liabilities	1,552,036	1,505,718

Commitments and contingencies

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279)	39,982	39,839
Common stock, no par value; 20,000,000 shares authorized; 11,300,369 and 11,238,085 shares issued and outstanding	139,641	139,209
Retained deficit	(37,515)	(31,420)
Accumulated other comprehensive income	1,198	886
Total shareholders’ equity	143,306	148,514
Total liabilities and shareholders’ equity	$1,695,342	$1,654,232

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2009 and 2008 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$17,412	$18,111	$33,504	$37,610
Investment securities:
Taxable interest income	2,561	2,216	5,360	4,434
Tax-exempt interest income	763	805	1,527	1,634
Dividends	13	118	13	235
Federal funds and other interest income	6	33	16	88
Total interest income	20,755	21,283	40,420	44,001
Interest expense:
Deposits	7,033	8,026	14,799	17,098
Borrowings and repurchase agreements	1,558	2,329	3,276	5,066
Total interest expense	8,591	10,355	18,075	22,164
Net interest income	12,164	10,928	22,345	21,837
Provision for loan losses	1,692	850	7,678	1,415
Net interest income after provision for loan losses	10,472	10,078	14,667	20,422
Noninterest income:
Service charges and other fees	959	1,266	1,911	2,225
Mortgage fees and revenues	385	354	618	626
Other loan fees	198	387	492	500
Brokerage fees	150	245	313	401
Bank card services	385	354	724	653
Bank-owned life insurance	1,165	260	1,423	562
Net gain on investment securities	336	69	16	140
Other	146	67	333	135
Total noninterest income	3,724	3,002	5,830	5,242
Noninterest expense:
Salaries and employee benefits	5,856	5,269	11,817	10,172
Occupancy	1,348	957	2,721	1,954
Furniture and equipment	739	793	1,569	1,540
Data processing and telecommunications	573	528	1,204	960
Advertising	223	205	546	520
Office expenses	322	315	657	680
Professional fees	434	281	813	651
Business development and travel	247	340	575	673
Amortization of deposit premiums	287	257	575	514
Miscellaneous loan handling costs	372	224	535	318
Directors fees	477	189	836	589
Insurance	140	103	244	198
FDIC deposit insurance	1,179	181	1,408	228
Other	268	354	529	617
Total noninterest expense	12,465	9,996	24,029	19,614
Net income before tax expense	1,731	3,084	(3,532)	6,050
Income tax expense (benefit)	382	869	(418)	1,668
Net income (loss)	$1,349	$2,215	$(3,114)	$4,382
Dividends and accretion on preferred stock	587	–	1,174	–
Net income (loss) attributable to common shareholders	$762	$2,215	$(4,288)	$4,382

Earnings (loss) per common share – basic	$0.07	$0.20	$(0.38)	$0.39
Earnings (loss) per common share – diluted	$0.07	$0.20	$(0.38)	$0.39

Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended June 30, 2009, March 31, 2009 and June 30, 2008
Tax Equivalent Basis (1)

	June 30, 2009			March 31, 2009			June 30, 2008
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: (2)
Commercial	$1,115,003	$15,244	5.48%	$1,095,804	$13,942	5.16%	$1,010,899	$15,713	6.23%
Consumer	54,552	902	6.63	52,873	910	6.98	46,344	869	7.52
Home equity	94,054	974	4.15	93,861	966	4.17	80,842	1,101	5.46
Residential mortgages	21,962	292	5.32	22,900	274	4.79	28,710	427	5.95
Total loans	1,285,571	17,412	5.43	1,265,438	16,092	5.16	1,166,795	18,111	6.23
Investment securities (3)	278,033	3,731	5.37	288,679	3,957	5.48	256,406	3,555	5.55
Federal funds sold and interest-earning cash (4)	24,898	6	0.10	19,900	10	0.20	9,898	33	1.34
Total interest-earning assets	1,588,502	$21,149	5.34%	1,574,017	$20,059	5.17%	1,433,099	$21,699	6.07%
Cash and due from banks	15,294			22,116			22,938
Other assets	80,296			78,814			135,976
Allowance for loan losses	(18,705)			(15,180)			(13,656)
Total assets	$1,665,387			$1,659,767			$1,578,357

Liabilities and Equity
Savings deposits	$29,609	$13	0.18%	$28,793	$13	0.18%	$30,540	$35	0.46%
Interest-bearing demand deposits	368,132	1,152	1.26	353,262	1,202	1.38	335,851	1,635	1.95
Time deposits	796,306	5,868	2.96	800,879	6,551	3.32	668,690	6,356	3.81
Total interest-bearing deposits	1,194,047	7,033	2.36	1,182,934	7,766	2.66	1,035,081	8,026	3.11
Borrowed funds	140,682	1,273	3.63	146,233	1,389	3.85	181,841	1,820	4.01
Subordinated debt	30,930	278	3.61	30,930	322	4.22	30,930	403	5.23
Repurchase agreements and fed funds purchased	12,010	7	0.23	13,849	7	0.20	35,183	106	1.21
Total interest-bearing liabilities	1,377,669	$8,591	2.50%	1,373,946	$9,484	2.80%	1,283,035	$10,355	3.24%
Noninterest-bearing deposits	130,460			124,893			113,590
Other liabilities	12,042			11,643			10,787
Total liabilities	1,520,171			1,510,482			1,407,412
Shareholders’ equity	145,216			149,285			170,945
Total liabilities and shareholders’ equity	$1,665,387			$1,659,767			$1,578,357

Net interest spread (5)			2.84%			2.37%			2.83%
Tax equivalent adjustment		$394			$394			$416
Net interest income and net interest margin (6)		$12,558	3.17%		$10,575	2.72%		$11,344	3.14%

(1)	The tax equivalent basis is computed using a tax rate of 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)
The Federal Reserve began paying interest on cash balances in the quarter ended December 31, 2008. For comparison purposes, average balances have been adjusted for all periods presented to include cash held at the Federal Reserve as interest earning.

(5)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average interest-earning assets.

Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Six Months Ended June 30, 2009 and 2008
Tax Equivalent Basis (1)

	June 30, 2009			June 30, 2008
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate

Assets
Loans receivable: (2)
Commercial	$1,105,457	$29,185	5.32%	$998,552	$32,490	6.53%
Consumer	53,717	1,812	6.80	46,522	1,779	7.67
Home equity	93,958	1,941	4.17	80,203	2,422	6.06
Residential mortgages	22,428	566	5.05	29,485	919	6.23
Total loans	1,275,560	33,504	5.30	1,154,762	37,610	6.53
Investment securities (3)	283,327	7,688	5.43	256,472	7,144	5.57
Federal funds sold and interest-earning cash (4)	22,413	16	0.14	10,721	88	1.65
Total interest-earnings assets	1,581,300	$41,208	5.26%	1,421,955	$44,842	6.32%
Cash and due from banks	18,686			22,854
Other assets	79,559			136,024
Allowance for loan losses	(16,952)			(13,659)
Total assets	$1,662,593			$1,567,174

Liabilities and Equity
Savings deposits	$29,204	$26	0.18%	$30,461	$81	0.53%
Interest-bearing demand deposits	360,738	2,355	1.32	334,480	3,489	2.09
Time deposits	798,580	12,418	3.14	663,150	13,528	4.09
Total interest-bearing deposits	1,188,522	14,799	2.51	1,028,091	17,098	3.34
Borrowed funds	143,442	2,663	3.74	176,743	3,843	4.36
Subordinated debt	30,930	599	3.91	30,930	929	6.02
Repurchase agreements and fed funds purchased	12,924	14	0.22	35,373	294	1.67
Total interest-bearing liabilities	1,375,818	$18,075	2.65%	1,271,137	$22,164	3.50%
Noninterest-bearing deposits	127,692			115,799
Other liabilities	11,844			10,960
Total liabilities	1,515,354			1,397,896
Shareholders’ equity	147,239			169,278
Total liabilities and shareholders’ equity	$1,662,593			$1,567,174

Net interest spread (5)			2.61%			2.83%
Tax equivalent adjustment		$788			$841
Net interest income and net interest margin (6)		$23,133	2.95%		$22,678	3.20%

(1)	The tax equivalent basis is computed using a tax rate of 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)
The Federal Reserve began paying interest on cash balances in the quarter ended December 31, 2008. For comparison purposes, average balances have been adjusted for all periods presented to include cash held at the Federal Reserve as interest earning.

(5)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average interest-earning assets.